UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 03, 2026

PORTILLO'S INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40951	87-1104304
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2001 Spring Road, Suite 400, Oak Brook, Illinois 60523
(Address of principal executive offices)
(630) 954-3773
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	PTLO	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 4, 2026, Portillo’s Inc. (the “Company” or the “Registrant”) announced that Kevin Kalicak, 53, who most recently served as an Officer of Darden Restaurants, Inc. and Senior Vice President of Finance for Olive Garden, will join the Company as its Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer), effective September 7, 2026. Mr. Kalicak will succeed Ms. Pamela Smith, who has served as the Company’s Interim Chief Financial Officer since May 20, 2026.

Prior to assuming his role as Senior Vice President of Finance for Olive Garden in 2024, Mr. Kalicak served as Darden’s Senior Vice President, Finance and Investor Relations from 2021 to 2024. Before that, he led Financial Planning and Analysis and Investor Relations for Darden from 2015 to 2021. He graduated with a Bachelor of Business Administration – Accounting from Georgia Southern University and earned a Master of Business Administration from the University of Central Florida with a concentration in Finance.

There are no arrangements or understandings between Mr. Kalicak and any other persons pursuant to which he was selected as Chief Financial Officer and Treasurer. There are also no family relationships between Mr. Kalicak and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with his appointment as the Company’s Chief Financial Officer and Treasurer, the Company entered into an offer letter (the “Offer Letter”) with Mr. Kalicak on August 3, 2026. Pursuant to the Offer Letter, Mr. Kalicak will receive a base salary of $500,000 per year and be eligible to participate in the Company’s annual bonus program with a target of 75% of base salary, and Long-Term Incentive Plan with a target of $750,000, of which 50% is comprised of restricted stock units (“RSUs”), subject to a 3-year vesting period, and 50% is comprised of Performance Stock Units, subject to certain time- and/or performance-based requirements. Mr. Kalicak will also receive a one-time sign-on cash award of $100,000; guaranteed 2026 annual incentive payment of $187,500; and relocation reimbursement of up to $100,000.

In connection with his appointment and pursuant to the terms of his Offer Letter, the Company will grant Mr. Kalicak a one‑time sign‑on award of an amount of RSUs with a grant‑date value of $825,000 to be determined on the grant date, which RSUs will vest ratably over three years, subject to Mr. Kalicak’s continued employment with the Company through each vesting date.

All equity grants are subject to the terms of the award agreement and the Company’s equity incentive plan, as applicable. Consistent with benefits available to other executives of the Company, Mr. Kalicak will also be eligible for family medical, dental, vision and short-term disability coverage, participation in each of the Company’s 401(k), senior executive severance and non-qualified deferred compensation plans, and unlimited Paid Time Off. The foregoing description of the Offer Letter is a summary only and is qualified in its entirety by the full text of the Offer Letter, which the Company expects to file as an exhibit to its Quarterly Report on Form 10-Q for the quarter ending September 27, 2026.

Item 7.01. Regulation FD Disclosure.

On August 4, 2026, the Company issued a press release relating to Mr. Kalicak’s appointment, which release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K. Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Registrant under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press release of the Registrant, dated August 4, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Portillo's Inc.
(Registrant)

Date: August 4, 2026	By:	/s/ Kelly M. Kaiser
Kelly M. Kaiser
General Counsel and Secretary